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                                                                   EXHIBIT 4.5





                          SECOND SUPPLEMENTAL INDENTURE
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                         FACILICOM INTERNATIONAL, INC.,

                                    AS ISSUER

                                       AND

                      STATE STREET BANK AND TRUST COMPANY,

                                   AS TRUSTEE


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                          SECOND SUPPLEMENTAL INDENTURE

                            EXECUTED AS OF --, 1999

                   EFFECTIVE IMMEDIATELY PRIOR TO THE CLOSING
                        OF THE MERGER OF THE ISSUER WITH
                           AND INTO WORLD ACCESS, INC.

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                                  $300,000,000

                          10 1/2% SENIOR NOTES DUE 2008


        SUPPLEMENTING THE INDENTURE DATED AS OF JANUARY 28, 1998 BETWEEN
                  FACILICOM INTERNATIONAL, INC., AS ISSUER, AND
               STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE, AS
                SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE,
                           DATED AS OF APRIL 26, 1999
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                  SECOND SUPPLEMENTAL INDENTURE (the "Second Supplemental
Indenture"), executed --, 1999, and effective immediately prior to the closing of the Merger (as defined herein) between FACILICOM INTERNATIONAL, INC., a corporation duly authorized and existing under the laws of the State of Delaware, as issuer (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a trust duly authorized and existing under the laws of the Commonwealth of Massachusetts, as trustee (the "Trustee"), under the Indenture, dated as of January 28, 1998, as amended and supplemented by the First Supplemental Indenture, dated as of April 26, 1999 (the "Indenture").

                                   WITNESSETH:

                  WHEREAS, the Company has issued $300,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2008 (the "Notes") pursuant to the Indenture;

                  WHEREAS, the Company has entered into an agreement and plan of merger, dated August 17, 1999 (the "Merger Agreement"), with World Access, Inc., a Delaware corporation ("World Access"), pursuant to which, subject to the terms and conditions thereof, the Company will merge with and into World Access (the "Merger");

                  WHEREAS, in connection with the Merger, World Access has launched an exchange offer and consent solicitation (the "Exchange Offer and Consent Solicitation") in which it requested, among other things, that the holders of the Notes consent to the amendments to the Indenture set forth below (the "Proposed Amendments");

                  WHEREAS, the Issuer wishes to adopt immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger such Proposed Amendments pursuant to a Second Supplemental Indenture, as permitted by Section 902 of the Indenture; and

                  WHEREAS, the Trustee has received evidence satisfactory to it of the consent of the holders of a majority of the aggregate principal amount of the Notes outstanding to the Proposed Amendments set forth herein.

                  NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows. Capitalized terms utilized and not otherwise defined herein shall have the respective meanings assigned to those terms in the Indenture.



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                                    ARTICLE I

                                   AMENDMENTS

                  All holders and every subsequent holder of the Notes shall be bound by the following amendments to the Indenture:


                  Section 1.1. The definition of "Change of Control Offer" in
Section 101 of the Indenture is deleted in its entirety.

                  Section 1.2. The definition of "Change of Control Payment" in
Section 101 of the Indenture is deleted in its entirety.

                  Section 1.3. The definition of "Change of Control Payment Date" in Section 101 is deleted in its entirety.

                  Section 1.4. The definition of "Excess Proceeds" in Section 101 of the Indenture is deleted in its entirety.

                  Section 1.5. The definition of "Excess Proceeds Offer" in
Section 101 of the Indenture is deleted in its entirety.

                  Section 1.6. The definition of "Excess Proceeds Payment" in
Section 101 of the Indenture is deleted in its entirety.

                  Section 1.7. The definition of "Excess Proceeds Payment Date" in Section 101 of the Indenture is deleted in its entirety.

                  Section 1.8. The phrases "and Sections 1012 and 1014" and "in accordance with Section 1014" in the second sentence of the definition of "Investment" in Section 101 of the Indenture are deleted in their entirety.

                  Section 1.9. The definition of "Permitted Indebtedness" in
Section 101 of the Indenture is deleted in its entirety.

                  Section 1.10. The phrase "to the extent permitted under
Section 1017" in clause (vi) of the definition of "Permitted Investment" in
Section 101 of the Indenture is deleted in its entirety.

                  Section 1.11. The phrase "in compliance with Section 1011(1)" in clause (vi)(a) of the definition of "Permitted Liens" in Section 101 of the Indenture is deleted in its entirety.


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                  Section 1.12. The phrase "which is permitted to be Incurred under clause (viii) of paragraph (b) of Section 1011" in clause (xx) of the definition of "Permitted Liens" in Section 101 of the Indenture is deleted in its entirety.

                  Section 1.13. Clause (xxi) of the definition of "Permitted Liens" in Section 101 of the Indenture is deleted in its entirety and replaced with the following: "(xxi) Liens securing Indebtedness under Credit Facilities incurred in compliance with clause (iii)."

                  Section 1.14. The definition of "Purchase Price" in Section 101 of the Indenture is deleted in its entirety.

                  Section 1.15. The definition of "Redeemable Stock" in Section 101 of the Indenture is deleted in its entirety and replaced with the following:
"'Redeemable Stock' means any class or series of Capital Stock of any person that by its terms (or by the terms of any security into which it is exchangeable) or otherwise is (i) required to be redeemed on or prior to the date that is 123 days after the date of the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 123 days after the date of the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity on or prior to the date that is 123 days after the date of the Stated Maturity of the Notes.

                  Section 1.16. The definition of "Restricted Payments" in
Section 101 of the Indenture is deleted in its entirety.

                  Section 1.17. The second and third sentences in the definition of "Unrestricted Subsidiary" in Section 101 of the Indenture are deleted in their entirety and replaced with the following: "The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, provided that immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing."

                  Section 1.18. The last sentence of the definition of "United States Dollar Equivalent" in Section 101 of the Indenture is deleted in its entirety and replaced with the following: "For purposes of determining whether any Indebtedness can be incurred (including Permitted Indebtedness), any Investment can be made (a "Tested Transaction"), the United States Dollar Equivalent of such Indebtedness or Investment will be determined on the date Incurred, made or undertaken and no subsequent change in the United States Dollar Equivalent shall cause such Tested Transaction to have been Incurred, made or undertaken in violation of this Indenture."

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                  Section 1.19. The phrase "(other than pursuant to Section
1008(a))" in the second paragraph of Section 102 of the Indenture is deleted in its entirety.

                  Section 1.20. The first paragraph of Section 301 of the Indenture is deleted in its entirety and replaced with the following: "The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $300,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 303, 304, 305, 306, 906 or 1108."

                  Section 1.21. The sixth paragraph of Section 305 of the Indenture is deleted in its entirety and replaced with the following: "No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906 or 1108 not involving any transfer."

                  Section 1.22. Subclause (A) of clause (i) of Section 401 of the Indenture is deleted in its entirety and replaced with the following: "(A) All Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306) have been delivered to the Trustee for cancellation;".

                  Section 1.23. The final paragraph of Section 401 of the Indenture is deleted in its entirety and replaced with the following:
"Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (i) of this Section, the obligations of the Trustee under Section 402 shall survive."

                  Section 1.24. The phrase "Subject to the provisions of the last paragraph of Section 1003," in the second sentence of Section 402 of the Indenture is deleted in its entirety.

                  Section 1.25. Clauses (4) and (5) of the definition of "Event of Default" in Section 501 of the Indenture are deleted in their entirety.

                  Section 1.26. The final paragraph of Section 602 of the Indenture is deleted in its entirety.

                  Section 1.27. Section 801 of the Indenture is deleted in its entirety.

                  Section 1.28. The phrases "in accordance with Section 801" and "which shall theretofore become such in the manner described in Section 801" in
Section 802 of the Indenture are deleted in their entirety.

                  Section 1.29. The phrase "pursuant to Section 1016" in Section 803 of the Indenture is deleted in its entirety.

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                  Section 1.30. Clause (6) of Section 901 is deleted in its
entirety and replaced with the following: "(6) to secure the Notes pursuant to the requirements of Section 803 or otherwise."

                  Section 1.31. Section 1003 of the Indenture is deleted in its entirety.

                  Section 1.32. Section 1004 of the Indenture is deleted in its entirety.

                  Section 1.33. Section 1005 of the Indenture is deleted in its entirety.

                  Section 1.34. Section 1006 of the Indenture is deleted in its entirety.

                  Section 1.35. Section 1007 of the Indenture is deleted in its entirety.

                  Section 1.36. Section 1008 of the Indenture is deleted in its entirety.

                  Section 1.37. Section 1009 of the Indenture is deleted in its entirety.

                  Section 1.38. Section 1010 of the Indenture is deleted in its entirety.

                  Section 1.39. Section 1011 of the Indenture is deleted in its entirety.

                  Section 1.40. Section 1012 of the Indenture is deleted in its entirety.

                  Section 1.41. Section 1013 of the Indenture is deleted in its entirety.

                  Section 1.42. Section 1014 of the Indenture is deleted in its entirety.

                  Section 1.43. Section 1015 of the Indenture is deleted in its entirety.

                  Section 1.44. Section 1016 of the Indenture is deleted in its entirety.

                  Section 1.45. Section 1017 of the Indenture is deleted in its entirety.

                  Section 1.46. Section 1018 of the Indenture is deleted in its entirety.

                  Section 1.47. Section 1019 of the Indenture is deleted in its entirety.

                  Section 1.48. Section 1020 of the Indenture is deleted in its entirety.

                  Section 1.49. Section 1021 of the Indenture is deleted in its entirety.

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                  Section 1.50. The phrase "(or, if the Company is acting as its own paying Agent, segregate and hold in trust as provided in Section 1003)" in
Section 1106 of the Indenture is deleted in its entirety.

                  Section 1.51. Clause (B) of Section 1302 of the Indenture is deleted in its entirety and replaced with the following: "(B) the Company's obligations with respect to such Notes under Section 304, 305, 306 and 1002,".

                  Section 1.52. The phrase "Subject to the provisions of the first paragraph of Section 1003," in Section 1305 of the Indenture is deleted in its entirety.

                  Section 1.53. The phrases "Section 801(3) and (4) and" and "and in Sections 1007 through 1022" in Section 1303 of the Indenture shall be deleted in their entirety.


                                   ARTICLE II

                                  MISCELLANEOUS

                  Section 2.1. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects.

                  Section 2.2. This Second Supplemental Indenture and each and every provision hereof shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State.

                  Section 2.3. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

                  Section 2.4. In entering this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  Section 2.5. Notwithstanding the execution and delivery of this Second Supplemental Indenture by the parties hereto, this Second Supplemental Indenture shall become effective only immediately prior to the Effective Time of the Merger pursuant to the Merger Agreement and the continuation of such effectiveness shall be conditioned upon the subsequent occurrence of the Effective Time of the Merger. Upon the effectiveness of this Second Supplemental Indenture, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.




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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be executed as of the day and year first above written.


                                  FACILICOM INTERNATIONAL, INC.,
                                  as Issuer


                                  By:
                                     ---------------------------
                                     Name:
                                     Title:


                                  STATE STREET BANK AND TRUST
                                  COMPANY, as Trustee



                                  By:
                                     ---------------------------
                                     Name:
                                     Title: